UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 20, 2006
Back Yard Burgers, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)

1-12104	64-0737163
(Commission File Number)	(IRS Employer Identification No.)
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401
(901) 367-0888
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 20, 2006, Back Yard Burgers, Inc. (the “Company”) received a notice from the staff of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended September 30, 2006. The notice indicated that due to this non-compliance, the Company’s common stock will be delisted from the Nasdaq at the opening of business on November 29, 2006 unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). On November 21, 2006, the Company requested a hearing before the Panel to review the Nasdaq staff’s determination. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision. However, there can be no assurance that the Panel will grant the Company’s request for continued listing after the hearing.
The Company issued a press release in connection with the foregoing matters on November 21, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1 Press Release dated November 21, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Back Yard Burgers, Inc.
Date: November 21, 2006	By:	/s/ Michael G. Webb
Michael G. Webb
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2006